UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2025

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, Nutanix, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s 2016 Equity Incentive Plan (the “Restated Plan”) which, among other things, extends the term of the plan, establishes a new fixed maximum aggregate share reserve of 19,500,000 shares (representing a reduction from the 46,736,519 shares available under the plan as of October 14, 2025), eliminates the annual evergreen feature that automatically increased the share reserve each year, and incorporates additional governance enhancements, including no liberal share recycling, no dividends or dividend equivalents on unvested awards, and no repricing or exchange without stockholder approval.

A description of the material terms of the Restated Plan is incorporated herein by reference to “Proposal 4 - Approval of Amendment and Restatement of 2016 Equity Incentive Plan” contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 22, 2025 (the “Proxy Statement”), which descriptions are incorporated herein by reference.

The foregoing descriptions of the Restated Plan are qualified in their entirety by reference to the full text of the Restated Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s stockholders voted on four proposals. A description of each proposal was set forth in the Proxy Statement. The number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, with respect to each proposal are set forth below.

1.
Proposal 1 – Election of Directors. The Company’s stockholders elected the following director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2026, and until their respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Eric K. Brandt	193,310,158	15,171,301	4,797,973	33,092,719
Craig Conway	203,677,883	8,989,472	612,077	33,092,719
Max de Groen	212,468,298	496,053	315,081	33,092,719
Virginia Gambale	192,426,997	19,627,814	1,224,621	33,092,719
Steven J. Gomo	199,212,077	13,469,010	598,345	33,092,719
Greg Lavender	212,406,509	553,672	319,251	33,092,719
Rajiv Ramaswami	212,414,433	556,437	308,562	33,092,719
Gayle Sheppard	212,416,851	547,508	315,073	33,092,719
Mark Templeton	207,463,370	5,496,646	319,416	33,092,719

2.
Proposal 2 – Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2026. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2026:

For	Against	Abstain
243,469,662	2,414,394	488,095
3.
Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
195,879,369	16,799,490	600,573	33,092,719
4.
Proposal 4 – Vote to Approve the Amendment and Restatement of the Company's 2016 Equity Incentive Plan. The Company’s stockholders approved the amendment and restatement of the Company's 2016 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
162,639,231	50,040,183	600,018	33,092,719

No other matters were submitted for stockholder action at the 2025 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Nutanix, Inc. Amended and Restated 2016 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 15, 2025	By:	/s/ Brian Martin
Brian Martin
Chief Legal Officer